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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2002

SRS LABS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21123 (Commission File Number)	33-0714264 (IRS Employer Identification No.)
2909 Daimler Street Santa Ana, California (Address of principal executive offices)	92705 (Zip Code)

Registrant's telephone number, including area code: (949) 442-1070

Not Applicable
(Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountants.

        On November18, 2002, the Audit Committee of the Board of Directors of SRS Labs, Inc. (the "Company") appointed BDO Seidman, LLP as the Company's new independent public accountants.

        During the years ended December 31, 2001 and 2000 and through November 18, 2002, neither the Company nor anyone on its behalf consulted BDO Seidman, LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRS LABS, INC, a Delaware corporation

Date: November 19, 2002	By:	/s/ Thomas C. K. Yuen Thomas C. K. Yuen Chairman of the Board, Chief Executive Officer and Acting Chief Financial Officer

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  Item 4. Changes in Registrant's Certifying Accountants.
SIGNATURES